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                                    GE FUNDS

              Amendment to Establishment and Designation of Classes


     WHEREAS, Section 5.11(a) of the Declaration of Trust, dated August 10, 1992 as amended (the "Declaration") of GE Funds, a Massachusetts business trust (the "Trust"), permits the Trustees to reclassify or redesignate issued and outstanding Shares of a Class into one or more other Classes, provided that the reclassification or redesignation does not materially adversely affect the rights of the holders of such Shares of such Class;

        WHEREAS, the Trustees have previously designated four Classes of Shares, Class A Shares, Class B Shares, Class C Shares and Class D Shares, for the following series of Shares of the Trust (individually and collectively, "Series I"):

                   GE Value Equity Fund
                   GE Mid-Cap Growth Fund
                   GE Government Securities Fund
                   GE High Yield Fund

        WHEREAS, the Trustees, acting at a meeting held on June 11, 1999, resolved to reclassify the issued and outstanding Class C Shares of each Series I as Class A Shares as of the close of business on September 17, 1999 (the "Effective Time"), such reclassification to be accomplished and share computations to be made based upon the relative net asset values of the Class C and Class A shares as of such date, and to cease offering Class C Shares as of such date, having found that the reclassification does not materially adversely affect the rights of the holders of the Class C Shares; and

        WHEREAS, the Trustees have also previously designated four Classes of Shares, Class A Shares, Class B Shares, Class C Shares and Class D Shares, for the following series of Shares of the Trust (individually and collectively, "Series II"):

                   GE U.S. Equity Fund
                   GE Premier Growth Equity Fund
                   GE Mid-Cap Value Equity Fund
                   GE Small-Cap Value Equity Fund
                   GE Global Equity Fund
                   GE International Equity Fund
                   GE Europe Equity Fund
                   GE Emerging Markets Fund
                   GE Fixed Income Fund
                   GE Short-Term Government Fund
                   GE High Yield Fund
                   GE Strategic Investment Fund

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        WHEREAS, the Trustees, acting at a meeting held on June 11, 1999, resolved to reclassify the issued and outstanding Class A Shares of each Series II as Class C Shares as of the Effective Time, such reclassification to be accomplished and share computations to be made based upon the relative net asset values of the Class A and Class C Shares as of such date, and to then redesignate such Class C Shares as Class A Shares and to cease offering the former Class A Shares as of such date, having found that the reclassification and redesignation does not materially adversely affect the rights of the holders of the Class A Shares or the Class C Shares; and

        WHEREAS, the Trustees, acting at a meeting held on June 11, 1999, resolved to redesignate Class D Shares of each Series I and Series II as Class Y Shares of such Series as of the Effective Time, such Class Y Shares to have all the rights and preferences previously afforded to the Class D Shares, and to cease offering Class D Shares as of such date, having found that the redesignation does not materially adversely affect the rights of the holders of the Class D shares.

        NOW THEREFORE, the undersigned, being a duly authorized officer of GE Funds, does hereby certify to the amendment to the Trust's Establishment and Designation of Classes as follows:

        (1) That, as of the Effective Time, each issued and outstanding Class C Share of each Series I shall be reclassified a Class A Share of such Series, such reclassification to be accomplished by the reclassification of each Class C Share of that Series into that number of Class A Shares (which may be a fractional amount) of that Series as shall be equal to the net asset value per share of the Class C Share of such Series as of the Effective Time, as determined in accordance with the procedures set forth in the Prospectus and Registration Statement effective with respect to such Series, and be entitled to all the rights and preferences accorded to Class A Shares under the Declaration, and under the Establishment and Designation of Classes with respect to such Series, and further, that for the purposes of determining the number of Class A Shares into which Class C Shares of a Series shall be reclassified, the Class A Shares shall be valued at the net asset value per share as determined as of the Effective Time in accordance with the procedures set forth in the Prospectus and Registration Statement effective with respect to such Series.

        (2) That, as of the Effective Time, each issued and outstanding Class A Share of each Series II shall be reclassified a Class C Share of such Series, such reclassification to be accomplished by the reclassification of each Class A Share of that Series into that number of Class C Shares (which may be a fractional amount) of that Series as shall be equal to the net asset value per share of the Class A Share of such Series as of the Effective Time, as determined in accordance with the procedures set forth in the Prospectus and Registration Statement effective with respect to such Series, and be

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        entitled to all the rights and preferences accorded to Class C Shares under the Declaration, and under the Establishment and Designation of Classes with respect to such Series, and further, that for the purposes of determining the number of Class C Shares into which Class A Shares of a Series shall be reclassified, the Class C Shares shall be valued at the net asset value per share as determined as of the Effective Time in accordance with the procedures set forth in the Prospectus and Registration Statement effective with respect to such Series.

        (3) That, as of the Effective Time, for each Series II, Class C shall be redesignated as Class A, identical in all respects to Class C except for the title of the Class, and that each issued and outstanding Class C Share of each Series II shall be, as of such date, redesignated a Class A Share.

        (4) That, as of the Effective Time, for each Series I and Series II, Class D shall be redesignated as Class Y, identical in all respects to Class D except for the title of the Class, and that each issued and outstanding Class D Share of each Series shall be, as of such date, redesignated a Class Y Share of such Series.

        (5) That, as of the Effective Time, each Series I and Series II shall cease offering Class C and Class D Shares and shall henceforth be divided into three Classes of Shares, Class A Shares, Class B Shares and Class Y Shares, provided however that the designation of Class A Shares, Class B Shares and Class Y Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

Except as amended hereby, each Establishment and Designation of Classes of the Trust remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned has signed this instrument and has caused a duplicate original to be lodged among the records of the Trust this 11th day of June, 1999.




                                    By:     /s/ Matthew J. Simpson
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                                    Name:   Matthew J. Simpson
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                                    Title:  Vice President
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